                                  EXHIBIT 99.1


CONTACT:  JOSEPH MACNOW
          (201) 587-1000
                                                 VORNADO OPERATING COMPANY
                                                 210 Route 4 East
                                                 Paramus, NJ 07652



FOR IMMEDIATE RELEASE - May 29, 2002

                            VORNADO OPERATING COMPANY
                    ADOPTS STOCKHOLDER PROTECTION RIGHTS PLAN

                  PARAMUS, NEW JERSEY.......VORNADO OPERATING COMPANY (AMEX:
VOO) -- The Board of Directors of Vornado Operating Company today adopted a Stockholder Protection Rights Plan and declared a dividend of one Right on each outstanding share of Vornado Operating Company Common Stock. The dividend will be paid on June 7, 2002 to stockholders of record on June 7, 2002. The terms of the Rights Plan are described in more detail in a Form 8-K that the Company expects to transmit for filing shortly. In addition, Vornado Operating Company will mail a letter to stockholders summarizing the Rights Plan.

         Although the Rights may cause substantial dilution to any person if that person, together with that person's affiliates and associates, acquires beneficial ownership of 10% or more of the common stock, the board has the ability to redeem the Rights for a nominal amount and clear the way for any transaction that it determines to be in the best interests of the company and its stockholders.

         The Rights Plan does not in any way weaken Vornado Operating Company financially or interfere with its business plans. The initial issuance of the Rights has no accounting or tax consequences and will not change the way in which Vornado Operating Company shares are traded.

         Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

                                      ####